                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ x ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  FIBERCHEM, INC.
                   (Name of Registrant as Specified In Its Charter)

                                   FIBERCHEM, INC.
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rule 0-11(c)(l)(ii), 14a-6(I)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

    (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)Amount Previously Paid:

    (2)Form, Schedule or Registration Statement No.:

    (3)Filing Party:

    (4)Date Filed:

----------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                         FiberChem, Inc.  A Delaware Corporation
[LOGO]                            1181 Grier Drive, Suite B, Las Vegas, NV 89119
                                                                  (702) 361-9873



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      TO BE HELD
                                     MAY 30, 1997

To the Stockholders of FiberChem, Inc.:

     You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of FiberChem, Inc., which will be held at the Company's offices, 1181 Grier Drive, Suite B, Las Vegas, Nevada at 10:00 a.m., Pacific time, on May 30, 1997, to consider and act upon the following matters:

    (1) To elect three Class A members to the Board of Directors to hold office for a three-year term and until their successors are duly elected and qualified. The persons nominated by the Board of Directors (Messrs. Geoffrey F. Hewitt, Irwin J. Gruverman and Dale W. Conrad) are described in the accompanying Proxy Statement.

    (2) To consider and act upon a proposal to authorize, if necessary, reverse stock splits of the Company's Common Stock.

    (3) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, $.0001 par value ("Common Stock"), by two (2) million shares of common stock (or, if proposal 2 is not passed, by ten (10) million shares of common stock).


    (4) To consider and act upon a proposal to ratify the adoption of the FiberChem, Inc. 1997 Employee Stock Option Plan.

    (5) To ratify the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors for the fiscal year ending September 30, 1997.

    (6) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Only stockholders of record at the close of business on April 11, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

  Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

Dated:  April __, 1997
                                             BY ORDER OF THE BOARD OF DIRECTORS,



                                             MELVIN W. PELLEY, SECRETARY

                                   FIBERCHEM, INC.
                              1181 GRIER DRIVE, SUITE B
                               LAS VEGAS, NEVADA 89119
                                    (702) 361-9873

                                ---------------------

                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS

                                     MAY 30, 1997

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of FiberChem, Inc., a Delaware corporation (the "Company"), for use at the Fiscal 1996 Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the Company's offices, 1181 Grier Drive, Suite B, Las Vegas, Nevada at 10:00 a.m., Pacific time, on May 30, 1997, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. The affirmative vote by holders of a majority of the Common Stock and Preferred Stock voting together represented at the Annual Meeting is required for the election of Directors, for the approval of the proposal to authorize reverse stock splits of the Company's Common Stock. for amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, $.0001 par value ("Common Stock"), by two (2) million shares of common stock (or, if proposal 2 is not passed, by ten (10) million shares of common stock), for ratifying the adoption of the FiberChem, Inc. 1997 Employee Stock Option Plan, and for ratifying the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors. Directors and Officers of the Company beneficially own approximately 22% of the outstanding voting shares. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Directors as set forth herein, FOR the ratification of the authorization of the reverse stock splits, FOR the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, FOR the adoption of the Company's 1997 Employee Stock Option Plan, and FOR the ratification of the appointment of the Company's auditors for the fiscal year ending September 30, 1997. Shares represented by proxies which are marked "abstain" for Proposals 2, 3, 4 and 5 on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

     A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose genuine to the meeting, at the executive offices of the Company, 1181 Grier Drive, Suite B, Las

Vegas, Nevada 89119, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the Proxy, and the 1996 Annual Report to Stockholders are expected to be mailed commencing on or about April____, 1997 to stockholders of record on April 11, 1997.

                                  VOTING SECURITIES

     April 11, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of that date, the Company had outstanding 25,719,259 shares of Common Stock, $.0001 par value, and 228,998 shares of Preferred Stock, or an aggregate of 28,009,239 voting securities (the "Voting Securities") outstanding. Holders of Preferred Stock have ten votes per share of Preferred Stock held and Common Stockholders have one vote per share of Common Stock held, upon all matters to be considered at the Annual Meeting. Holders of Preferred Stock vote together with the holders of Common Stock as one class on all matters submitted to a vote of stockholders, except where a class vote of Preferred Stockholders may be required by law.

     The following table sets forth, as of April 8, 1997, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Common Stock, $.0001 par value, of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each nominee and Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all Officers and Directors as a group:

                                   Amount and
                                   Nature of
Name and Address of                Beneficial                 Percentage of
Beneficial Owner                  Ownership (1)                  Class (2)
----------------------          -----------------            ----------------

Scott J. Loomis                  1,089,690 (5)                   4.2%
P.O. Box 35238
Tucson, AZ  85740


Walter Haemmerli                 3,720,847 (6)                  12.9%
Manport AG
Basteiplatz 3, CH 8001
Zurich, Switzerland


Gerald T. Owens                    189,823 (7)                    (4)
32 Los Robles Road
Carmel Valley, CA  93924


Irwin J. Gruverman                 275,470 (8)                   1.1%
30 Ossipee Road
Newton, MA  02164


Dale W. Conrad                     566,597 (9)                   2.2%
7204 Wellington Point Road
McKinney, TX 75070

                                   Amount and
                                   Nature of
Name and Address of                Beneficial                 Percentage of
Beneficial Owner                  Ownership (1)                  Class (2)
----------------------          -----------------            ----------------

Byron A. Denenberg                 65,000 (10)                    (4)
RCT Systems, Inc.
327 Messner Drive
Wheeling, IL 60090


Geoffrey F. Hewitt  (3)           444,779 (11)                   1.7%


Melvin W. Pelley  (3)             198,863 (12)                    (4)


David R. LeBlanc                  105,000 (13)                    (4)
416 Starwood Pass
Lake in the Hills, IL 60102


Thomas A. Collins (3)             100,000 (14)                    (4)


Liviakis Financial                   1,818,750                   7.1%
Communications, Inc.
2118 P. Street   Suite C
Sacramento, CA  95816


All Directors and Officers as        6,861,069                  22.8%
a Group (10 persons)

---------------
(1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or upon the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options or warrants or shares of Convertible Preferred Stock that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date hereof have been exercised or converted.
(2)  Based on 25,719,259 shares issued and outstanding as of April 11, 1997.
(3) The address of this person is c/o FCI Environmental, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.
(4)  Represents less than one percent ownership.
(5) Includes 32,353 Class D Common Stock Purchase Warrants and an aggregate of 45,000 shares of Common Stock issuable upon exercise of a like number of options. Includes 452,140 shares of Common Stock held in escrow against promissory notes for the exercise of options. Also includes 486,668 shares of Common Stock, and 151,590 Class D Common Stock Purchase Warrants held by Agri Research and Development, Inc., of which Mr. Loomis is a Director and principal stockholder.
(6) Includes 32,000 Class D Common Stock Purchase Warrants, 3,586 shares of Convertible Preferred Stock convertible into 35,860 shares of Common Stock, and an aggregate of 34,250 shares of Common Stock issuable upon exercise of a like number of options. Also includes 604,000 shares of Common Stock, 963,800 Class D Common Stock Purchase Warrants, and 165,286 shares of Convertible Preferred Stock convertible into 1,652,860 shares of Common Stock, all held by Privatbank Vermag A.G., Chur, Switzerland, as custodian for certain customers, of which company Mr. Haemmerli is Vice-Chairman. Also includes $150,000 of Senior Convertible 8% notes convertible into 367,827 shares of Common Stock held by Manport AG, of which company Mr. Haemmerli is Chief Executive Officer.
(7) Includes 39,965 Class D Common Stock Purchase Warrants and an aggregate of 45,000 shares of Common Stock issuable upon exercise of a like number of options. Includes 26,866 shares of Common Stock held in escrow against promissory notes for the exercise of options.

(8) Includes 43,680 shares of Common Stock issuable upon exercise of a like number of options. Also includes 67,500 shares of Common Stock held by G&G Diagnostics, L.P. I, 48,200 shares of Common Stock held by G&G Diagnostics, L.P. II, and 8,161 shares of Convertible Preferred Stock convertible into 81,610 shares of Common Stock held by G&G Diagnostics, L.P. III, all of which Mr. Gruverman is a principal.
(9) Includes an aggregate of 95,000 shares of Common Stock issuable upon exercise of a like number of options. Includes 402,477 shares of Common Stock held in escrow against promissory notes for the exercise of options.
(10) Includes an aggregate of 33,142 shares of Common Stock issuable upon exercise of a like member of options.
(11) Includes an aggregate of 370,830 shares of Common Stock issuable upon exercise of a like number of options.
(12) Includes an aggregate of 72,120 shares of Common Stock issuable upon exercise of a like number of options. Includes 80,000 shares of Common Stock held in escrow against promissory notes for the exercise of options.
(13) Includes an aggregate of 98,350 shares of Common Stock issuable upon exercise of a like number of options.
(14) Includes an aggregate of 100,000 shares of Common Stock issuable upon exercise of a like number of options.

PROPOSAL 1

                                ELECTION OF DIRECTORS

     Pursuant to Section 2 of Article III of the Company's By-Laws, as amended, the Board of Directors is divided into three classes, each of which is to be elected for three-year terms. The Company's Board of Directors currently has seven (7) Directors, three (3) of which are to be elected as Class A Directors at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, for a three-year term and until their successors are duly elected and qualified. The three Class A nominees (the "Nominees") are Geoffrey
F. Hewitt, Irwin J. Gruverman and Dale W. Conrad, who have served as Directors since 1996, 1994 and 1995, respectively. Of the remaining, four (4) members of the Board of Directors, two (2) were elected in May 1995 and two (2) were elected in May of 1996 for their respective staggered terms with the ending date of their terms of office set forth below.

     It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the three (3) Nominees named below, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the three
(3) Nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

     Management has no reason to believe that any of the Nominees will not be a candidate or will be unable to serve. However, in the event that any of the Nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.


DIRECTORS AND EXECUTIVE OFFICERS

     The following persons are currently serving as Executive Officers and/or Directors of the Company for their respective staggered terms, with the ending date of their terms of directorship set forth below:


Name                       Age   Position                        Term
----                       ---   --------                        ----

Scott J. Loomis             48   Chairman of the Board and       May 1999
                                 Class B Director

Geoffrey F. Hewitt*         53   President, Chief Executive      May 2000
                                 Officer and Class A Director

Walter Haemmerli            67   Class B Director                May 1999

Gerald T. Owens             69   Class C Director                May 1998

Irwin J. Gruverman*         63   Class A Director                May 2000

Dale W. Conrad*             57   Class A Director                May 2000

Byron A. Denenberg          62   Class C Director                May 1998

Melvin W. Pelley            52   Chief Financial Officer and     --
                                 Secretary


*Nominees for election at the Annual Meeting

     The names, ages and respective positions of the Executive Officers and Directors of FCI Environmental, Inc. ("Environmental"), a wholly-owned subsidiary of the Company, are as follows:


Name                       Age   Position
----                       ---   --------

Dale W. Conrad              57   Chairman of the Board and Director

Geoffrey F. Hewitt          53   Chief Executive Officer and Director

Thomas A. Collins           50   President

Melvin W. Pelley            52   Chief Financial Officer and Secretary

Scott J. Loomis             48   Director


     SCOTT J. LOOMIS has served as Chairman of the Board of Directors since August 1995 and as a Director of the Company since June 1989. He served as
President of the Company from April 1994 to August 1995.    Mr. Loomis has
served as a Director of FCI Environmental since January 1990. Mr. Loomis has served as a Director of AgriBioTech, Inc. ("ABT"), formerly a subsidiary of the Company, since January 1988, as Vice President of ABT since April 1994 and as President from June 1992 until March 1994. Mr. Loomis spends a small percentage of his business time on the Company's affairs. Since 1985, Mr. Loomis has been President of AgriResearch and Development, Inc. From 1979 until July 1986, Mr. Loomis was President of MLM Properties Ltd., engaged in real estate investments. Mr. Loomis has been a licensed attorney in the State of Arizona since 1974.

     GEOFFREY F. HEWITT has served as President and Chief Executive Officer of the Company, as well as Chief Executive Officer of FCI Environmental since August 1995. Mr. Hewitt was appointed as a Director of the Company on September 11, 1996. He has also served as a Director of FCI Environmental since April
1994 and as its President from April 1994 to November 1996.   He served as Chief
Operating Officer of FCI Environmental from April 1994 to August 1995. Prior thereto, from 1977 until March 1994, Mr. Hewitt served as Vice President of worldwide sales and marketing for H.N.U. Systems, Inc., a manufacturer of environmental and material analysis instrumentation.

     WALTER HAEMMERLI has served as a Director of the Company since February 1990. Mr. Haemmerli has been the Chief Executive Officer since 1978 of Manport AG, Zurich, Switzerland, an investment management company owned by him. Mr. Haemmerli was employed by Union Bank of Switzerland, Geneva, Basle and Zurich form 1960 to 1978, holding the position of Vice President from 1970. Mr. Haemmerli serves on the Board of Directors and is Vice-Chairman of Privatbank Vermag AG, Chur, Switzerland, and is a Member of the Board of Directors for American Cold Storage, Inc., Louisville, Kentucky.

     GERALD T. OWENS has served as a Director of the Company since December 1987. Mr. Owens served with Mobil Oil from 1962 to 1983 when he retired. At retirement, he was President of Mobil Sales and Supply Corporation, a wholly-owned subsidiary of Mobil Oil, and he was a Vice President of Mobil Oil. From 1951 to 1961, Mr. Owens practiced law with the law firm of Andrews and Kurth in Houston, Texas. Mr. Owens received an L.L.B. degree from the University of Texas in 1950 and a B.A. degree in history in 1948 from the University of Texas. He serves as Chairman of the Board of Trustees for the Kenny Stout Memorial Golf Foundation, and as a member of the Board of Trustees for the Monterey Institute of International Studies.

     IRWIN J. GRUVERMAN has served as a Director of the Company since May 1994. Since 1990, Mr. Gruverman has served as the General Partner for G&G Diagnostics Funds, a venture capital business, and in 1982 founded and currently serves as Chairman of the Board of Directors and Chief Executive Officer of Microfluidics Corporation, an equipment manufacturer and process research and development company.

     DALE W. CONRAD has served as a Director of the Company since August 1995. He has also served as Chairman of the Board of Directors of FCI Environmental since March 1993, as President of Environmental from March 1993 until April 1994, and as Chief Executive Officer of FCI Environmental from March 1993 until August 1995. Prior thereto, from 1988 to 1991, he was President and Chief Executive Officer of Biotope, Inc., Redmond, Washington, a defunct company engaged in the design and manufacturing of blood diagnostic equipment. From 1983 to 1988 he was President of Advanced Technology Laboratories, Inc. ("ATL"), Bothell, Washington, which manufactures and markets real-time ultrasound medical diagnostic equipment. From 1981 to 1983 Mr. Conrad was Executive Vice President and General Manager for Advanced Diagnostic Research Corporation ("ADR"), Tempe, Arizona, a designer, manufacturer and marketer of diagnostic ultrasound scanners. From 1965 to 1981, he held various positions at Texas Instruments, Inc., including Site Manager for the College Station, Texas plant from 1979 to 1981.

     BYRON A. DENENBERG has served as a Director of the Company since August 1995. Mr. Denenberg has been a private investor since 1991. Mr. Denenberg was co-founder in 1969 of MDA Scientific, Inc. ("MDA"), a manufacturer and marketer of toxic gas monitoring systems, where he was CEO from inception until 1991.
MDA was purchased by Zwellweger Uster AG in 1988. Mr. Denenberg received a B.S. degree in Mechanical Engineering from Bucknell University, Lewisburg, Pennsylvania. He currently serves as a Director of RCT Systems, Inc., MST Measurement Systems, Inc., FPM Analytics, Inc., and Microsensor Technologies, GmbH.

     MELVIN W. PELLEY has been the Chief Financial Officer and Secretary of the Company since April 1994 and has been Chief Financial Officer and Secretary of FCI Environmental since June 1993. Prior thereto, from 1988 he was Vice President of Finance and Administration of Acoustic Imaging Technologies Corporation, Phoenix, Arizona, a manufacturer of diagnostic ultrasound medical equipment. From 1983 to 1988 he was Director of Costs, Financial Planning and Analysis of ATL. From 1977 to 1983, Mr. Pelley was Chief Financial and Administrative Officer for ADR.

     THOMAS A. COLLINS has served as President of FCI Environmental since November 1996 and as Vice President of International Marketing and Product Development from March 1996 to November 1996. Prior thereto, from 1992 he was Director of International Sales and Product Marketing of Arizona Instrument Corporation, a manufacturer of environmental and control instrumentation; from 1990 to 1992 he was Director of Marketing of Wayne Division, Dresser Industries, Inc., a manufacturer of dispensing equipment for the gasoline industry; from 1986 to 1989 he was Manager of Domestic Retail Marketing for Diebold, Inc., a manufacturer of transaction terminals in the petroleum retailing market; and from 1968 to 1986 he held marketing and engineering positions at ARCO Petroleum Products Co.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

     Officers serve at the discretion of the Board of Directors. All Directors hold office until the expiration of their terms and the election and qualification of their successors. The Company's Board of Directors is divided into three classes of approximately equal size with the members of each class elected, after an initial phase-in-period, to three-year terms expiring in consecutive years. Mr. Loomis and Mr. Haemmerli were elected to three-year terms as Directors at the Company's May 1996 Annual Meeting of Stockholders, and Mr. Owens was elected to a three-year term as Director at the Company's May 1995 Annual Meeting of Stockholders. Mr. Gruverman was appointed to the Board of Directors in May 1994; Mr. Conrad and Mr. Denenberg were appointed to the Board of Directors in August 1995; and Mr. Hewitt was appointed to the Board of Directors in September 1996.

     In January 1993, the Company established a Stock Option Committee. The Stock Option Committee is responsible for the granting of stock options under the Company's Stock Option Plans. The Company also established a Compensation Review Committee, which is responsible for reviewing the compensation of the Company's executives and employees. In August 1995, Mr. Owens and Mr. Haemmerli were appointed to a single Compensation Review and Stock Option Committee.
Also, in August 1995, Mr. Loomis and Mr. Owens were appointed to a newly established Audit Committee. The Board of Directors did not have a standing nomination committee or committee performing similar functions during the fiscal year ended September 30, 1996.

     The Company held four (4) meetings of the Board of Directors during Fiscal 1996 and conducted other business by unanimous written consent. Each member of the Board of Directors (at the time of such meeting) attended all of the meetings either in person or telephonically, except that Mr. Haemmerli was absent from one (1) meeting.

EXECUTIVE COMPENSATION
----------------------

     The compensation paid and/or accrued to each of the Executive Officers of the Company and its subsidiaries and of all executive officers as a group, whose annual compensation exceeds $100,000, for services rendered to the Company during the three fiscal years ended September 30, 1996, was as follows:

(a)  SUMMARY COMPENSATION TABLE



                                                                                          Long Term Compensation
                                                                           ----------------------------------------------

                               Annual Compensation                               Awards              Payouts
                          ----------------------------                   -----------------------   ------------
                                      --
                                                                                                      Long-Term
                                                            Other        Restricted    Securities     Incentive        All
Name of Individual         Fiscal                           Annual         Stock       Underlying        Plan         Other
and Principal Position      Year   Salary($)  Bonus($)  Compensation($)  Awards($)   Options/SARs(#)  Payouts($)  Compensation($)
----------------------     ------  ---------  --------  ---------------  ----------  ---------------  ----------  ---------------
Geoffrey F. Hewitt          1996   $195,768    $  --        $  --            --        100,000         $  --          $  --
President and CEO of        1995   $177,596    $  --        $  --            --         75,000         $  --          $  --
FiberChem, Inc. and CEO     1994   $ 94,792    $  --        $  --            --        300,000         $  --          $  --
of FCI Environmental, Inc.


Dale W. Conrad              1996   $ 18,730    $  --        $13,594 (1)      --         35,000         $  --          $  --
Chairman of the Board of    1995   $112,535    $  --        $  --            --         60,000         $  --          $  --
FCI Environmental, Inc.     1994   $222,261    $  --        $  --            --        205,822 (2)     $  --          $  --


Melvin W. Pelley            1996   $126,461    $  --        $  --            --         50,000         $  --          $  --
Chief Financial Officer of  1995   $113,346    $  --        $  --            --         25,000         $  --          $  --
FiberChem, Inc. and of      1994   $110,000    $  --        $  --            --         40,000 (2)     $  --          $  --
FCI Environmental, Inc.


David R. LeBlanc            1996   $125,000(3) $  --        $  --            --          5,000         $  --          $  --
Vice President - Sales and  1995   $123,558    $  --        $  --            --          5,000         $  --          $  --
Marketing of                1994   $ 25,080    $  --        $  --            --        100,000         $  --          $  --
FCI Environmental, Inc.


Thomas A. Collins           1996   $ 70,192(4)$  --         $  --            --        100,000         $  --          $  --
President of                1995   $  --       $  --        $  --            --          --            $  --          $  --
FCI Environmental, Inc.     1994   $  --       $  --        $  --            --          --            $  --          $  --




(1) Directors' compensation of $11,194 and consulting fees of $2,400 paid during Fiscal 1996. Amounts earned, net of applicable taxes, have reduced the promissory notes issued by Mr. Conrad to the Company for the exercise of options.

(2) Options granted in connection with the early incentive option plan discussed below.

(3) Resigned July 1996; compensated at the rate of $125,000 annually through October 5, 1996.

(4) Hired March 1, 1996 as Vice President of International Marketing and Product Development; President of FCI Environmental since November 1996.



(b)  OPTION/SAR GRANTS IN LAST FISCAL YEAR



                              Number of
                             Securities             Percent of Total
                             Underlying           Options/SARs Granted        Exercise
                            Options/SARs              to Employees             or Base               Expiration
Name of Individual            Granted                In Fiscal Year         Price($/Share)              Date
------------------          ------------          --------------------      --------------       ------------------

Geoffrey F. Hewitt            100,000                    15.0%                 $  1.00             April 8, 2001
Dale W. Conrad                 10,000                     1.5%                 $  1.00             April 8, 2001
                               25,000                     3.7%                 $  0.93           January 30, 2005
Melvin W. Pelley               50,000                     7.5%                 $  1.00             April 8, 2001
David R. LeBlanc                5,000                     0.7%                 $  1.00             April 8, 2001
Thomas A. Collins             100,000                    15.0%                 $  1.00          September 30, 1999



(c) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES


                                                                   Number of Securities                  Value of Unexercised
                                                                  Underlying Unexercised                     In-The-Money
                             Shares                                     Options/SARs                         Options/SARs
                          Acquired on          Value               at Fiscal Year End (#)               at Fiscal Year End ($)
Name of Individual        Exercise (#)      Realized ($)        Exercisable/Unexercisable              Exercisable/Unexercisable
------------------        ------------      ------------        -------------------------              -------------------------

Geoffrey F. Hewitt          27,092          $  205                   380,208 / 0                        $  (83,171)  (2) / $0
Dale W. Conrad               6,638          $ (141) (1)               95,000 / 0                        $  (20,781)  (2) / $0
Melvin W. Pelley             7,488          $   57                    74,712 / 0                        $  (16,343)  (2) / $0
David R. LeBlanc                 0          $    0                    98,350 / 0                        $  (21,514)  (2) / $0
Thomas A. Collins                0          $    0                   100,000 / 0                        $  (21,875)  (2) / $0



(1) Certain options were exercised at exercise prices which exceeded fair market value at the time of exercise, resulting in negative "Value Realized."

(2) The options' exercise price exceeded their fair market value as of September 30, 1996, resulting in negative "Value of Unexercised In-The-Money Options."


(d) LONG-TERM INCENTIVE PLANS

     Effective January 1, 1994, the Company implemented an Internal Revenue Code
Section 401(k) Profit Sharing Plan (the "Plan"). The Plan provides for voluntary contributions by employees into the Plan subject to the limitations imposed by Internal Revenue Code Section 401(k). The Company will match employee contributions at a rate of 50% of the employee's contribution up to a maximum of 2% of the employee's compensation. The Company matching funds are determined at the discretion of management and are subject to a five-year vesting schedule from the date of original employment.

(e) DIRECTORS COMPENSATION

     In September 1996, the existing base compensation fee of $10,000 per year for non-management directors was eliminated, replaced by the granting of options to purchase 25,000 shares of Common Stock of the Company. Fees for attendance at Board meetings and for committee service were suspended.

     During Fiscal 1996, the Company expensed an aggregate of $99,000 in Directors' compensation for the Company's six non-management Directors, applying $42,451 to the payment of promissory notes and interest, $35,272 to the exercise of 35,272 stock options and $21,277 of payroll taxes. In addition, on April 8, 1996, the Company granted to each of its six non-management Directors options to purchase 10,000 shares of Common Stock at $1.00 per share, which was the market value of Common Stock on that date and on September 11, 1996, the Company granted to each of its six non-management Directors options to purchase 25,000 shares of Common Stock at $0.93 per share, which was the market value of the Common Stock on that date.

(f) EMPLOYMENT CONTRACTS

     Geoffrey F. Hewitt serves under an employment agreement with FCI Environmental, effective March 14, 1994. Mr. Hewitt is currently compensated at a rate of $205,000 per annum and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable without cause with 90 days notice. In addition, Mr. Hewitt applies $28,000 of his salary towards the exercise of employee stock options.

     Melvin W. Pelley serves under an employment agreement with FCI Environmental, effective June 14, 1993. Mr. Pelley is currently compensated at a rate of $132,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable without cause with 90 days notice. In addition, Mr. Pelley applies 5% of his net pay to the payment on the promissory notes held by the Company for the exercise of options and applies $7,500 of his salary towards the exercise of employee stock options.

     Thomas A. Collins serves under an employment agreement with FCI Environmental, effective March 1, 1996. Mr. Collins is currently compensated at a rate of $125,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable without cause with 90 days notice.

     David R. LeBlanc served until October 5, 1996 under an employment agreement with FCI Environmental, effective July 18, 1994. Mr. LeBlanc was compensated at a rate of $125,000 per annum and was entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract was terminable without cause with 90 days notice.

(g) CONSULTING AGREEMENTS

     In November 1993, the Company entered into an agreement with Irwin J. Gruverman to provide consulting services to the Company and its subsidiaries for a two year period. These services include, but are not limited to, medical applications of FCI's FOCS -Registered Trademark- technology, funding and business relationships, personnel recommendations, technology review and financial consulting. Mr. Gruverman was granted options to purchase 150,000 shares of FCI's Common Stock at $2.00 per share, exercisable until September 15, 1996. In April 1994, Mr. Gruverman was granted options to purchase 20,000 shares of FCI's Common Stock under the same terms for agreeing to serve on the Board of Directors of the Company. On September 15, 1996, 146,840 unexercised options expired.

     In August 1995, the Company entered into an agreement with Dale W. Conrad to provide consulting services to the Company on an as requested basis at an hourly rate. The services include advice and assistance in technical, operational, and administrative matters. From August through September, 1995, the Company paid Mr. Conrad $8,394 under this agreement, all of which was applied to promissory notes and to the exercise of stock options. From October 1995 through September 1996, the Company paid Mr. Conrad $18,730 under this agreement, all of which was applied to promissory notes, the exercise of stock options and payment for group insurance benefits paid by the Company. The agreement is terminable by either party upon written notice.

     On February 14, 1996, the Company entered into an agreement, superseding earlier verbal and letter agreements, with European Capital Advisors, Ltd. ("ECA") pursuant to which ECA would be compensated for marketing strategy and business and financial planning services for the Company. In consideration for these services, ECA was paid $30,000 in cash and was granted warrants to purchase 75,000 shares of Common Stock of the Company at $0.90 per share, exercisable until February 13, 2001.

(h) STOCK OPTIONS

     In October 1993, the Board of Directors approved a plan to encourage early exercise of stock options held by employees and Directors and all holders of Class D Warrants. Forty holders who owned an aggregate of 3,028,954 options were granted one new option to purchase one share of FCI's Common Stock at $1.50 per share until September 15, 1996 for each two options then owned. These new options become exercisable, pro-rata, when existing options are exercised; however, 50% of the new options expired March 15, 1994 for the pro-rata portion of old options that were not exercised by that date, and the remaining 50% of the new options expired on May 27, 1994 for the pro-rata portion of the old options that were not exercised by that date. As of May 27, 1994, 174,071 of the 1,514,477 new options issued had expired. As of

September 15, 1996, 162,553 of the new options had been exercised and the remaining 1,177,853 had expired. All owners of Class D Warrants were granted a right to receive one new Class D Warrant to purchase one share of FCI's Common Stock at $1.50 per share until September 15, 1996 for each four Class D Warrants then owned. These new warrant rights become exercisable, pro-rata, when existing Class D Warrants are exercised; however, the new warrant rights expired March 15, 1994 if the existing Class D Warrants were not then exercised. Accordingly, as of March 15, 1994, 104,203 new Class D Warrants were issued and 477,047 rights to Class D Warrants expired.

     On August 1, 1995, the Company's Board of Directors resolved that the exercise price of all outstanding Class D Warrants be changed from $1.50 per share to $1.00 per share, which price was above the fair market value of the Common Stock as of the last quoted market trade on August 1, 1995. During Fiscal 1996, the Company received $1,031 for the exercise of 1,031 Class D Warrants. During Fiscal 1995, no Class D Warrants were exercised. On August 21, 1996, the Board of Directors extended the expiration date of the Class D Warrants from their original expiration date of September 15, 1996, to September 15, 2000, and changed the exercise price from $1.00 to $1.10 from September 16, 1996 through September 15, 1997; then $1.15 through September 15, 1998; then $1.20 through September 15, 1999; then $1.25 through September 15, 2000.

     In March 1994, the Company's Board of Directors approved a plan by which employees and Directors of the Company and its subsidiaries would be given an opportunity to exercise stock options eligible under the early incentive plan described above through the execution of promissory notes. As of March 15, 1994, the Company received promissory notes aggregating $1,815,099 for the exercise of 1,210,066 stock options. The promissory notes bear interest at 5% per annum until September 15, 1994, and at 7% per annum thereafter, and were initially due on or before September 15, 1995. Employees have agreed to apply 5% or more of their net paycheck each pay period toward payment of their respective note until the note is paid in full. On April 7, 1995, the Board of Directors extended the due date of the notes to March 15, 1998. The underlying Common Stock is being held in escrow, as collateral, until payment is made on the promissory notes. As of September 30, 1996, an aggregate of $271,449 has been paid on these notes.

     On April 7, 1995, the Company's Board of Directors resolved that all options to purchase shares of the Company's Common Stock granted prior to April 7, 1995, and which had an exercise price in excess of $1.00 per share, would as of April, 7, 1995 have an exercise price of $1.00 per share, which price was above the fair market value of the Common Stock as of the last quoted market trade on April 7, 1995. Options to purchase an aggregate of 2,309,479 shares at prices ranging from $1.125 to $2.15 per share were accordingly changed to $1.00 per share.

     In April 1995, the Company's Board of Directors adopted a 1995 Employee Stock Option Plan ("1995 Plan"), approved by the stockholders at the May 8, 1995 Annual Stockholders Meeting, covering an aggregate of 1,000,000 shares of FCI Common Stock. As of September 30, 1996, the Company has issued 841,547 stock options (with initial and current exercise prices ranging from $0.93 per share to $1.38 per share) under the 1995 Plan to employees of FCI Environmental and Directors of the Company.

     The Company's Board of Directors has decided to recommend the adoption of a new 1997 Employee Stock Option Plan, described under Proposal 4 herein, and to discontinue any grant or re-grant of options under the Company's previous stock option plans. Effective April 4, 1997, the per share exercise price (the "Exercise Price") of all employee stock options, Class D Warrants (subject to Securities and Exchange approval), and escrowed shares underlying promissory notes shall be decreased as follows: to $0.32 from April 4, 1997 through April 11, 1997, and thereafter be adjusted weekly to the average closing bid price for the five prior trading days less a discount of 10% (but never to a price less than $0.30) through May 16, 1997, when the prices revert to the original exercise prices.

(i) STOCK BONUS PLANS

     On February 20, 1990, the Company's stockholders authorized the Board of Directors to design and implement a stock bonus plan providing for the issuance of up to 143,000 shares of Common Stock which have been registered and reserved for issuance. In May 1990, the Board of Directors adopted the Company's Employee Stock Bonus Plan ("Bonus Plan"). Pursuant to the Bonus Plan, full-time employees of the Company will be granted a stock bonus equivalent to 15% of their annual salary. The stock granted under the Bonus Plan is vested at a rate of 20% per year. However, an employee must work 12 consecutive months before any stock is vested. All employees of the Company, including, but not limited to, its executive officers, received shares under the Bonus Plan. As of September 30, 1996, all 143,000 shares of Common Stock were issued to and vested by employees. For the fiscal years ended September 30, 1996 and 1995, no executive officer received any shares of Common Stock under the Bonus Plan. In addition, an aggregate of 15,000 shares of Common Stock are available to be granted as bonus compensation at the discretion of the Managing Committee ("Discretionary Bonus Plan"). As of September 30, 1996, 8,500 Discretionary Bonus Plan shares have been issued to employees of the Company. For the fiscal years ended September 30, 1996 and 1995, no shares of Common Stock under the Discretionary Bonus Plan were granted to any executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     See "Executive Compensation - Stock Options; Employment Agreements; and Consulting Agreements" for information concerning stock options granted and employment and consulting agreements entered into during Fiscal 1995 and Fiscal 1996 with officers and Directors of the Company.

     The Company entered into an agreement effective June 30, 1992, to sell its wholly-owned subsidiary, AgriBioTech, Inc. ("ABT"), to the Company's former President, its former Vice-President, its current Chairman of the Board and a fourth individual (collectively, the "Purchaser"). The Purchaser agreed to purchase all of the issued and outstanding shares of common stock of ABT, which were all owned by the Company, for the approximate book value of ABT. The net sales price of $425,559 was payable in four equal installments of principal plus interest at a rate of 8% per annum, commencing on July 1, 1993 and annually thereafter until paid in full. As of September 30, 1995, the principal balance due the Company was $106,390, and as of September 30, 1996 the entire principal and accrued interest had been paid in full.

     In March 1994, the Company's Board of Directors approved a plan by which employees and directors of the Company and its subsidiaries would be given an opportunity to exercise stock options eligible under the Company's early incentive plan through the execution of promissory notes. As of March 15, 1994, the Company received promissory notes aggregating $1,815,099 for the exercise of 1,210,066 stock options. The promissory notes bear interest at 5% per annum until September 15, 1994, and at 7% per annum thereafter, and were initially due on September 15, 1995. On April 7, 1995. The Board of Directors extended the due date of the notes to March 15, 1998. Employees have agreed to apply 5% or more of their net paycheck each pay period toward payment of their respective
note until the note is paid in full.   The underlying Common Stock is being held
in escrow, as collateral, until payment is made on the promissory notes. As of September 30, 1996, an aggregate of $271,449 has been paid on these notes. In conjunction with the temporary reduction in the exercise price of options and warrants effective April 4, 1997 (as described above), the remaining unpaid principal may be fully paid in an amount determined by multiplying the unpaid balance by a fraction, the numerator of which is the revised exercise price, and the denominator of which is $1.50 (the original exercise price). If the unpaid principal is not so paid by May 16, 1997, the underlying collateral shares will be forfeited and all unpaid principal and accrued interest (approximately $250,000) will be extinguished.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
-------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the time period from October 1, 1995 to September 30, 1996, all filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with.


PROPOSAL 2

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE, IF NECESSARY, A ONE-FOR-FIVE REVERSE STOCK SPLIT AND TO AUTHORIZE A SUBSEQUENT REVERSE STOCK SPLIT, IF NECESSARY, OF NOT MORE THAN ONE-FOR-FOUR.

GENERAL
-------

       The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation (i) to authorize, if necessary, a one-for-five reverse stock split of the presently issued and outstanding shares of the Company's Common Stock (the "Reverse Split") to maintain listing of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq SmallCap"), by changing each five issued and outstanding shares of Common Stock into one issued and outstanding share of Common Stock, (ii) to reduce the Company's stated capital $.0001 for each share of Common Stock changed into one-fifth share of Common Stock as a result of the Reverse Split, (iii) to authorize the Board of Directors, without further action by the Shareholders, to effect one further reverse stock split (the "Additional Reverse Split") of not more than one-for-four by changing not more than each four (4) issued and outstanding shares of Common Stock into one share of Common Stock, if the Board of Directors determines that such Additional Reverse Split is necessary and/or advisable to increase the marketability and liquidity of the Company's Common Stock by attracting an increased number of market makers and a wide following. Many investment banking firms are prohibited from trading securities of issuers that trade below $3.00 per share although they are traded on Nasdaq, and (iv) to reduce the Company's stated capital in proportion to the reduction of the number of issued and outstanding shares of Common Stock after the Additional Reverse Split is effected. If the Shareholders approve Proposal 2, the Reverse Split will be authorized and the Additional Reverse Split will be authorized even if none of the other Proposals is adopted.

REASONS FOR THE REVERSE SPLIT
-----------------------------

       The shares of the Company's Common Stock have been listed, and have traded, on the Nasdaq SmallCap Market ("Nasdaq") since April 28, 1989. For continued listing on Nasdaq, it is necessary that, among other things, the minimum bid price of the Company's shares of Common Stock exceed $1.00. Under current Nasdaq SmallCap listing rules, however, the $1.00 per share minimum bid price need not be maintained if the market value of the public float of the Company's shares of Common Stock exceeds $1,000,000 and the Company's capital and surplus exceed $2,000,000 (the "Alternative Listing Criteria").

       Although the bid price for the Common Stock has not exceeded $1.00 since on/or about August 9, 1996, the Company has been able to maintain its Nasdaq listing since that time by satisfying the Alternative Listing Criteria. As part of an overall evaluation of the Nasdaq listing criteria by the National Association of Securities Dealers, Inc. (the "NASD"), however, a proposal has been made to eliminate the Alternative Listing Criteria. If such proposal is adopted by the NASD in current form, the Company's shares of Common Stock, as of now, would be delisted from Nasdaq. The Board of Directors believes that if Proposal 2 is approved, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore, continue to be listed and traded on Nasdaq.

       If Proposal 2 is not approved by the Shareholders, then it is possible that the Company's shares of Common Stock will cease to be listed and traded on the Nasdaq SmallCap market. The Company's shares of Common Stock would likely be quoted on the NASD's OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. In such event, the spread between the bid and ask prices of the shares of Common Stock is likely to be greater than at present, and Shareholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

EXCHANGE OF SHARES
------------------

       If the Shareholders approve the Reverse Split and it is determined by the Board of Directors that the Reverse Split is necessary, upon the filing of the following amendment to the Company's Certificate of Incorporation with the Secretary of State of Delaware, the Reverse Split will be deemed effective. The Reverse Split will be formally implemented by amending the present Article Fourth of the Company's Certificate of Incorporation, as amended, to add the following Section C:

     Fourth: (C) Effective as of 5:00 p.m., Pacific time, on ______, 1997, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-five without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares shall be increased to the next higher whole number of shares.

        Following the effectiveness of the amendment, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the Shareholders, to represent 1/5 of the number of shares of Common Stock after the Reverse Split (the "New Shares"). However, no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each Shareholder whose Old Shares are not evenly divisible by five (5) will receive one additional New Share for the fractional New Share that such Shareholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Split becomes effective, Shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to 1/5 of the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by 5).

       If the Shareholders approve Proposal 2, an Additional Reverse Split will be effected only upon a determination by the Board of Directors that an Additional Reverse Split is necessary and/or advisable to increase the marketability and liquidity of the Company's Common Stock by attracting an increased number of market members and a wide following. Many investment banking firms are prohibited from trading securities of issuers that trade below $3.00 per share although they are traded on Nasdaq. In connection with any determination by the Board of Directors to such effect, the Board will also in its discretion, determine the ratio of an Additional Reverse Split based on prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors. Upon the effectiveness of an Additional Reverse Split, each issued and outstanding share of Common Stock will be changed into the appropriate fractional share of Common Stock, and the Company will exchange certificates representing "Old Shares" of Common Stock outstanding prior to the Additional Reverse Split for certificates representing "New Shares" outstanding after the Additional Reverse Split in the manner described above with respect to the Reverse Split.

       Shareholders may approve or reject Proposal 2 in whole, but not in part. If approved by the shareholders and determined by the Board of Directors that the Reverse Split is necessary, the Reverse Split will become effective upon filing a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware, which, if necessary, will occur shortly after the Annual Meeting. Any Additional Reverse Split will become effective on any date selected by the Board of Directors on or prior to the Company's next Annual Meeting of Shareholders. If no Additional Reverse Split is effected by such date, the Board of Directors will have no further right to effect any Additional Reverse Split.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT AND THE ADDITIONAL REVERSE SPLIT
-----------------------------------------------------------------------

       Shareholders have no right under the Delaware General Corporation Law (the "DGCL") or under the Company's Certificate of Incorporation or Bylaws to dissent from the Reverse Split or the Additional Reverse Split (together, the "Reverse Splits") or to dissent from the rounding to the nearest whole share of any fractional share resulting from the Reverse Splits in lieu of issuing fractional shares.

       The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Splits. The number of issued and outstanding shares of Common Stock of the Company on April 8, 1997, was 25,719,259 and the number of issued and outstanding shares of Preferred Stock was 228,998. The Company's stated capital was $2,801. Based upon these figures, the aggregate number of shares of Common Stock and Preferred Stock that will be issued and outstanding if the Reverse Split is effected will be approximately 5,143,852 and 228,998, respectively, and the stated capital will be approximately $743. Although the authorized shares of Preferred Stock will not be affected by the Reverse Splits, the number of shares of Common Stock issuable upon conversion of the Preferred Stock will be adjusted in the same proportion.

       Because an Additional Reverse Split may be effected, the Company cannot now predict the number of shares of Common Stock that will be outstanding after an Additional Reverse Split. In general, however, the number of issued and outstanding shares of Common Stock after an Additional Reverse Split will be equal to the number of issued and outstanding shares of Common Stock immediately before an Additional Reverse Split multiplied by a fraction, the numerator of which is one and the denominator of which is the number of shares of Common Stock changed into one share of Common Stock on the effective date of an Additional Reverse Split. Except in the case of Shareholders that own fractional shares of Common Stock after an Additional Reverse Split, the proportionate ownership interests of holders of Common Stock will not be affected by an Additional Reverse Split. On the effective date of an Additional Reverse Split, the Company's stated capital will be equal to the number of issued and outstanding shares of Common Stock after the Additional Reverse Split multiplied by $.0001.

       The Reverse Splits may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

       There can be no assurance that any or all of the foregoing effects will occur. In particular, there can be no guarantee that the market price for each New Share after the Reverse Split will be its sum multiple of the market price (per Old Share) before the Reverse Split and the number of shares of Common Stock charged for one share of Common Stock, or that such price will either exceed or remain in excess of the current market price. Furthermore, there can be no assurance that the market for shares of Common Stock will be improved or that the Common Stock will not be delisted from Nasdaq. The Board of Directors cannot predict what effect the Reverse Splits will have on the market for or the market price of the Common Stock.

DILUTION
--------

       The Company has suffered recurring losses from operations. The Company may issue additional shares of its Common Stock on an ongoing basis in order to satisfy all or a portion of its need for cash. If and to the extent that the Company issues additional shares of Common Stock, either prior or subsequent to the implementation of the Reverse Splits, each Shareholder's percentage ownership interest in the Company and proportional voting power will be proportionately reduced.

       The Company has previously issued, and has outstanding, various options, warrants, and rights to purchase an aggregate of approximately 8,127,771 shares of Common Stock. If Proposal 2 is approved, in general, both the exercise price and the number of shares subject to each such option, warrant and right will be affected by the Reverse Splits.

       The Company has previously issued and has outstanding Convertible Preferred Stock and Convertible Notes currently convertible into approximately 6,897,386 shares of Common Stock. If Proposal 2 is approved, in general, both the conversion price and the number of shares subject to such Preferred Stock and Convertible Notes will be affected by the Revenue Splits.

       As a result, if the Reverse Split is implemented, it is possible that the holders of all or a substantial number of the outstanding options, warrants, rights, Preferred Stock and Convertible Notes to purchase or convert to shares of the Company's Common Stock will determine that it is not in their best interests to exercise or convert such options, warrants, rights, stock or notes. If and to the extent that such is the case, each Shareholder's percentage ownership interest in the Company and proportional voting power will not be proportionately maintained as the result of the exercise of such outstanding options, warrants, and rights.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------

       The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

       The exchange of Old Shares of Common Stock for New Shares of Common Stock will not result in recognition of gain or loss. The holding period for the New Shares will include the Shareholder's holding period for the Old Shares exchanged therefor, provided that the Old Shares were held as a capital asset. The adjusted basis of the New Shares will be the same as the adjusted basis of the Old Shares exchanged therefor.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES YOU TO VOTE "FOR" THE
   PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN THE
                             FOREGOING PROPOSAL 2.

PROPOSAL 3

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK.


       At the Annual Meeting, Stockholders will be asked to ratify an amendment to the Company's Certificate of Incorporation (the "Certificate") proposed by resolution of the Board of Directors which would increase the number of authorized shares of Common Stock by two (2) million shares of common stock (or, if proposal 2 is not passed, by ten (10) million shares of common stock).

       The Company's authorized capital stock currently consists of   40,000,000
shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date, 25,719,259 shares of Common Stock were outstanding, 1,695,009 shares were issuable under the 1994 and 1995 Employee Option Plans, 1,998,354 shares were issuable upon exercise of Class D Warrants, 3,333,333 shares were issuable upon exercise of the May 1996 Unit Warrants; 4,107,406 shares were issuable upon the conversion of 8% Senior Convertible Notes; 1,101,095 shares were issuable upon the exercise of certain Placement Agent and other warrants of which 333,33 are subject to adjustment in number of shares issuable based on market price of the common stock during May, 1997. Also as of the Record Date, 228,998 shares of Preferred Stock were issued and outstanding, convertible into 2,289,980 shares of Common Stock. If all options and warrants currently outstanding were exercised, and if all Preferred Stock and Senior Convertible Notes were converted to Common Stock, the Company would exceed its authorized common shares of 40,000,000 by 244,416 shares; and if additional options already authorized were granted and exercised, would exceed its authorized common shares by an additional 675,359 shares. The Common Stock has no preemptive or other subscription rights.

       The additional shares of Common Stock proposed to be authorized would be available and provide to the Board of Directors flexibility to meet future capital requirements, including but not limited to, providing for issuance in connection with financing and acquisition opportunities and for stock dividends or splits should the Board decide that it would be desirable, in light of market conditions then prevailing, taking advantage of propitious market conditions, to broaden the public ownership of, and to enhance the market for, the Common Stock. Additional shares would also be available for issuance for these and other purposes, which include employee benefit programs, at the discretion of the Board of Directors of the Company, without the delays and expenses ordinarily attendant upon obtaining further stockholder approval. To the extent required by Delaware law, stockholder approval will be solicited in the event shares of stock are to be issued in connection with a merger, but, in general, the additional authorized shares may be issued by the Board of Directors without stockholder approval. The issuance of such shares would dilute the voting power and, in many cases, the liquidation value of the outstanding shares.

       The affirmative vote of the majority of shares represented and entitled to vote at the Annual Meeting is required to ratify the amendment to the Certificate.

       The proposed Amendment to the Certificate is as follows:

       "FOURTH: (a) The Corporation is authorized to issue 20,000,000 shares, consisting of 10,000,000 shares of common stock, $.0001 par value ("Common Stock"), and 10,000,000 shares of preferred stock, $.001 par value ("Preferred
Stock")....."

       In the event that Proposal 2 is not approved (or is not made effective) the proposed Amendment to the Certificate is as follows:

       "FOURTH: (a) The Corporation is authorized to issue 60,000,000 shares, consisting of 50,000,000 shares of common stock, $.0001 par value ("Common Stock"), and 10,000,000 shares of preferred stock, $.001 par value ("Preferred
Stock")....."

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES YOU TO VOTE "FOR" THE
   PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN THE
                            FOREGOING PROPOSAL 3.

PROPOSAL 4

ADOPTION OF THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN

       The Board of Directors of the Company has adopted, subject to the approval of Stockholders, the Company's 1997 Stock Option Plan (the "Plan"), which authorizes the grant of options to purchase an aggregate of 300,000 shares (or if proposal 2 is not adopted, 1,500,000 shares) of Common Stock, and which is intended to replace the Company's previous stock option plans (the "Existing Plans") under which no further grants or re-grants of approximately 675,000 options will be made.

       Management recommends voting "FOR" approval of the Company's 1997 Employee Stock Option Plan. The affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote is necessary for such approval.

GENERAL

       The Board of Directors has deemed it in the best interest of the Company to establish the Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The Plan is intended to replace the Company's Existing Plans, and there will be no new grants of options issued under the Existing Plans and no re-grants of previously issued options under the Existing Plans, which were previously approved by the Company's Stockholders. Options for approximately 675,000 shares are currently authorized under Existing Plans and these will not be granted if Proposal 4 is approved. It is the opinion of the Board of Directors that by rewarding the Company's employees and other individuals contributing to the Company and its subsidiaries with the opportunity to acquire an equity investment in the Company, the Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

       The following statements summarize certain provisions of the Plan. All statements are qualified in their entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 1181 Grier Drive, Suite B, Las Vegas, NV 89119.

       The Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code, and Stock Appreciation Rights ("SARs"). The Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The Board has deemed it in the best interest of the Company to establish the Plan so as to provide employees and the other persons listed above the opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The Plan is not subject to ERISA.

ELIGIBILITY FOR PARTICIPATION

       Under the Plan, ISOs or ISOs in tandem with SARs, subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to employees of the Company, including officers, but excluding directors who are not otherwise employees of the Company. ISOs, NQSOs and SARs (collectively, "Options") may be granted from time to time under the Plan to employees of the Company, officers, directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of, the Company (persons entitled to receive Options are referred to herein as "Participants"). ISOs and ISOs in tandem with SARs may not be granted under the Plan to any person for whom shares first become exercisable under the Plan or any other stock option plan of the Company in any calendar year having an aggregate fair market value (measured at the respective time of grant of such Options) in excess of $100,000.
Any grant in excess of such amount will be deemed a grant of an NQSO. Furthermore, not more than 150,000 Options (300,000 if Proposal 2 is not adopted) may granted to a Participant in any calendar year. The Company cannot presently determine the number of non-employees who may be entitled to NQSO's under the Plan.

ADMINISTRATION

       The Plan is to be administered by the Board of Directors or by the Compensation Committee of the Board of Directors of the Company (the Plan administrator being referred to as the "Committee"), which must be composed of at least two "outside directors" (as defined under Section 162(m) of the Code). The Committee has the authority, in its discretion, to determine the persons to whom Options will be granted, the character of such Options, the manner of exercising and making payment for shares of Common Stock and the number of shares of Common Stock to be subject to each Option. If the Compensation Committee administers the Plan, it will be required to administer the Plan with respect to employees included within the term "covered employee" under Section 162(m) of the Code. In addition, in order to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the Compensation Committee will be composed of at least two non-employee directors, as defined therein. Compliance with Rule 16b-3 will allow Participants under the Plan to avoid the application of the "short-swing" profit rules of Section 16(b) of the Securities Exchange Act of 1934 with respect to the exercise of Options granted under the Plan.

TERMS OF OPTIONS

       The terms of options granted under the Plan will be determined by the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the employee to whom such Option is granted, and is subject to the following additional terms and conditions:

      (a) EXERCISE OF THE OPTION: The Committee will determine the time periods during which Options granted under the Plan may be exercised. An Option must be granted within ten (10) years from the date the Plan was adopted by the Board and may not have an expiration date later than ten (10) years from the date of grant. Unless otherwise provided in any option agreement issued under the Plan, any Option granted under the Plan may be exercisable in whole or in part at any time during the exercise period and, other than performance-based options, must become fully exercisable within five years from the date of its grant, and no less than 20% of the Option may become exercisable in any of the first five years of the Option. The Committee may, in its sole discretion, accelerate any such vesting period after the grant thereof. The vesting of one or more Options granted under the Plan may also be based on the attainment of specified performance goals of the Participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above. Notwithstanding the above, ISOs or SARs granted in tandem with ISOs, granted to Participants owning directly or through attribution more than 10% of the Company's Common Stock are subject to the additional restriction that the expiration date may not be later than five (5) years from the date of grant. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check. At the discretion of the Committee, the exercise price may also be paid by delivery of shares of Common Stock having a fair market value equal to the option price, an interest-bearing promissory note in the principal amount of the exercise price and bearing interest at a rate not less than the imputed interest rate under the Code, or a combination of a cash payment and/or delivery or shares and/or an interest-bearing promissory note. Furthermore, in the case of an NQSO, at the discretion of the Committee, the Participant may have the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the withholding amount due.

      (b) OPTION PRICE: The option price of an NQSO or an SAR or in tandem with an NQSO granted pursuant to the Plan will be determined by the Committee in its sole discretion, but in no event may such price be less than 85% of the fair market value of the Company's Common Stock on the date of grant. In no event may the option price of an ISO be less than the fair market value of the Company's Common Stock on the date of grant. Such fair market value of an ISO will be determined by the Committee and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value will be the closing price on such exchange, or the mean of the reported bid and asked prices of the Common Stock on the over-the-counter market as reported by NASDAQ, the NASD OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date. ISOs or SARs granted in tandem with ISOs granted to holders of more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

      (c) TERMINATION OF EMPLOYMENT OR CONSULTING AGREEMENT; DEATH: Except as provided in the Plan, or otherwise determined by the Committee in its sole discretion, upon voluntary termination of employment with the Company or termination of a consultant's consulting agreement prior to expiration of its term, a Participant may exercise his Option to the extent such Option was exercisable as of the date of termination or at any time within three (3) months after the date of such termination. However, unless otherwise determined by the Committee in its sole discretion, any Options granted under the Plan will immediately terminate if the Participant's employment is terminated as a result of his not having adequately performed the services for which he was hired.

      Unless extended by the Committee, if a Participant dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of his employment, his Options may be exercised by a legatee or legatees of such Options under such individual's last will or by such individual's estate, to the extent such Option was exercisable as of the date of death or date of termination of employment, whichever date is earlier, but in no event later than six (6) months after the date of death.

      If a Participant becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, his Options may be exercised at any time within six months after the termination of his employment due to the disability.

      An Option may not be exercised except to the extent that the Participant was entitled to exercise the Option at the time of termination of employment or death, unless otherwise extended by the Committee in its sole discretion, and in any event it may not be exercised after the original expiration date of the Option.

      (d) NONTRANSFERABILITY OF OPTIONS; NO LIENS: ISOs and SARs granted in tandem with ISOs are not transferable or assignable, except by will or the laws of intestacy, and any ISO or SAR granted in tandem with an ISO is exercisable during the lifetime of the Participant only by the Participant, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant. The Committee has the right to grant options other than ISO's or SAR's in tandem with ISO's which may or may not be transferable or assignable.

      The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Compensation Committee.

TERMINATION, MODIFICATION AND AMENDMENT OF THE PLAN

      The Plan (but not Options previously granted under the Plan) will terminate ten years from the date of its adoption by the Board of Directors. No Option will be granted after termination of the Plan.

      The Board of Directors of the Company may terminate the Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the Plan as it deems advisable. However, the Board may not, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which Options may be granted under the Plan, materially change the standards of eligibility under the Plan, or adopt a new plan.

      No termination, modification or amendment of the Plan may adversely affect the terms of any outstanding options without the consent of the holders of such Options.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the Plan. Fractions of shares resulting from any such adjustment shall be revised to the next higher whole number of shares.

      In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is only a summary of the principal Federal income tax consequences of the Options granted under the Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual Participants, which may substantially alter or modify the Federal income tax consequences herein discussed.

      Generally, under present law, when an option qualifies as an ISO under
Section 422 of the Code, (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii) the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor), upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs more than two years after the grant of the option and one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the aggregate fair market value of the shares as of the date of exercise less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. Currently under the Code, the maximum rate of tax on ordinary income is greater than the rate of tax on long-term capital gains. Many proposals have been made to reduce the marginal rate of tax on capital gains. However, to date, no such proposals have been enacted into law. Furthermore, in the future, the rate of tax on such gains may be increased. No assurance can be given of when, if ever, new tax legislation will be enacted into law, and the effective date of any such legislation.

      In the case of an NQSO granted under the Plan, no income generally is recognized by the Participant at the time of the grant of the Option assuming such NQSO does not have a readily ascertainable fair market value. The Participant generally will recognize ordinary income when the NQSO is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from NQSOs will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction subject to the limitations of Section 162(m) of the Code ,which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000. Income recognized by such executive officer on the exercise of a NQSO or SAR would be deemed remuneration. However, there are certain requirements which, if met, will allow income from the exercise of a NQSO or SAR to be excluded from remuneration for such purposes. Even though the Company and the Plan satisfy such requirements, no assurance can be given that they will be met in the future.

      Shares acquired upon exercise of NQSOs will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date. Upon subsequent disposition of the shares, the Participant will recognize capital gain or loss if the stock is a capital asset in his hands. Provided the shares are held by the Participant for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss. As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains. To the extent an Participant recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

      The grant of an SAR is generally not a taxable event for the Participant. Upon the exercise of an SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash and the fair market value of any Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount. However, if the sale of any shares received would be subject to Section 16(b) of the Securities Exchange Act of 1934, ordinary income attributable to such shares received will be recognized on the date such sale would not give rise to a Section 16(b) action, valued at the fair market value at such later time, unless the Participant has made an election under Section 83(b) of the Code within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

      The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the federal income tax consequences described herein, a Participant may also be subject to state and/or local income tax consequences in the jurisdiction in which the Participant works and/or resides.

NEW PLAN BENEFITS.

No options to purchase shares of Common Stock have been granted or allocated under the Plan.

The favorable vote of a majority of stockholders voting is required for approval of the Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                     STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF
                        THE COMPANY'S 1997 STOCK OPTION PLAN.



PROPOSAL 5

                     RATIFICATION OF THE APPOINTMENT OF AUDITORS

    On January 24, 1997, KPMG Peat Marwick LLP (the "Former Accountant") resigned as the Company's principal accountants.

    The Former Accountant did not state any reason for resigning in its resignation letter to the Company. However, in its letter to the Audit Committee and its Material Weakness letter both dated January 10, 1997 and delivered January 23, 1997, the Former Accountant reported "Disagreements with Management" on financial accounting and reporting matters and auditing scope concerning revenue recognition that, if not satisfactorily resolved (which all were ) would have caused a modification of their report on the 1996 consolidated financial statements. The disagreements, aggregating approximately $1,800,000, concerned certain transactions termed "consignments" by the Former Accountant, products warehoused for customers, and a research and development effort, none of which met the requirements for revenue recognition under generally accepted accounting principles.

    The Audit Committee of the Board of Directors met with and discussed the subject matter of the disagreements with the Former Accountant.

    The Former Accountant's report on the consolidated financial statements for the fiscal years ended September 30, 1995 and 1996 contained an explanatory paragraph concerning the Company's ability to continue as a going concern. Management plans in regard to these matters are described in Note 1 to the Consolidated Financial Statements for September 30, 1996. The consolidated financial statements do not include any adjustment that might result from the ultimate outcome of these uncertainties.

    The Company has authorized the Former Accountant to respond fully to inquiries of the successor accountant concerning the subject matter of such disagreements.

    On April 9, 1997, the Board of Directors appointed Goldstein Golub Kessler & Company, P.C., certified public accountants, as the Company's successor accountant and to audit the books of account and other records of the Company for the fiscal year ending September 30, 1997.

    Representatives of Goldstein Golub Kessler & Company, P.C. are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                     STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF
                      THE APPOINTMENT OF THE COMPANY'S AUDITORS.


OTHER MATTERS

    The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposal of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

    The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

    No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's executive offices no later than December __, 1997. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

    Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                                  BY ORDER OF THE BOARD OF DIRECTORS



LAS VEGAS, NEVADA                 MELVIN W. PELLEY
APRIL____, 1997                   SECRETARY

    Copies of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996, as amended, as filed with the Securities and Exchange Commission, including the financial statements (but without exhibits), can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Melvin W. Pelley, the Company's Secretary, FiberChem, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

EXHIBIT A
---------

                                   FIBERCHEM, INC.
                           1997 EMPLOYEE STOCK OPTION PLAN



1.  Purposes.

    The FIBERCHEM, INC. 1997 EMPLOYEE STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of FiberChem, Inc. (the "Company") and/or any subsidiary or parent thereof with an added incentive to commence and/or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options"). The vesting of one or more Options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above.

2.  Shares Subject to the Plan.

    The total number of shares of Common Stock of the Company, $.0001 par value per share, that may be subject to Options granted under the Plan shall be three hundred thousand (300,000) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

    ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through (e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs and SARs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

    (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee or Compensation Committee (the "Committee") which shall be comprised of solely of at least two Outside Directors (as such term is defined in regulations promulgated from time to time with respect to Section 162(m)(4)(C)(i) of the Code) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISOs, NQSOs, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

    (b) Notwithstanding anything contained herein to the contrary, at anytime during the period the Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act), the Committee, if one has been appointed to administer all or part of the Plan, shall have the exclusive right to grant Options to Covered Employees as defined under Section 162(m)(3) of the Code (generally executive officers subject to Section 16 of the 1934 Act) and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act and Section 162(m)(4)(C) of the Code of 1986, as amended. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors and/or such Committee.

5.  Terms of Options.

    Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

    (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

    (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the Nasdaq Stock Market, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

    (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion, but in no event less than 85% of the fair market value per share of the shares of Common Stock at the time of grant.

    (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or an SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

    (e) An SAR may be exercised at any time during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee has the discretion to alter the terms of the SARS if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

    (f) An Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no event may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) except with respect to performance based Options, become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option, if not terminated as provided in Section 6 hereof. The Board of Directors or the Committee, if applicable, shall, in the event it so elects in its sole discretion, set one or more performance standards with respect to one or more Options upon which vesting is conditioned (which performance standards may vary among the Options).

    (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. To the extent allowed by applicable Federal and state securities laws, the Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

    (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

    (i) All ISOs or SARs in tandem with ISOs granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder thereof only by the holder. The Board or the Committee, in its sole discretion, shall determine whether an Option other than an ISO or SAR in tandem with an ISO shall be transferable. No Option granted under the Plan shall be subject to execution, attachment or other process.

    (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

    (k) Notwithstanding anything contained herein to the contrary, an SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

    (l) In no event shall an employee be granted Options for more than 150,000 shares of Common Stock during any calendar year period; provided, however, that the limitation set forth in this Section 5(l) shall be subject to adjustment as provided in Section 8 herein.

6.  Death or Termination of Employment/Consulting Relationship.

    (a) Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, upon termination of employment with the Company voluntarily by the employee or termination of a consulting relationship with the Company prior to the termination of the term thereof, a holder of an Option under the Plan may exercise such Options to the extent such Options were exercisable as of the date of termination at any time within thirty (30) days after termination, subject to the provisions of Subparagraph (d) of this Paragraph 6. Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, if such employment or consulting relationship shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such Options may be exercised at anytime within three (3) months after such termination. Notwithstanding anything contained herein to the contrary, unless otherwise determined by the Board of Directors or the Committee in its sole discretion, any options granted hereunder to an Optionee and then outstanding shall immediately terminate in the event the Optionee is terminated for cause, and the other provisions of this Section 6 shall not be applicable thereto. For purposes of this Section 6, termination for cause shall be deemed the decision of the Company, in its sole discretion, that Optionee has not adequately performed the services for which he/she/it was hired.

    (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or while providing consulting services to the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment/consulting, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in no event less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

    (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months less one day after such holder's termination of employment due to the disability.

    (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, consulting relationship or death, and in any event may not be exercised after the original expiration date of the Option. Notwithstanding anything contained herein which may be to the contrary, such termination or death prior to vesting shall, unless otherwise determined by the Board of Directors or Committee, in its sole discretion, be deemed to occur at a time the holder was not entitled to exercise the Option.

    (e) The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any Option is or to be accelerated.

7.  Leave of Absence.

    For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

    (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, where the Company is not the surviving entity, or the conveyance of all or substantially all of the assets of the Company to another company for solely stock and/or securities, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, or, except as provided in
(b) below, the sale of substantially all the assets of the Company for other than stock and/or securities, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

    (b) Any Option granted under the Plan, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

    (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9. Further Conditions of Exercise.

    (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

    (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

    (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

    (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

    (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

    (c)  The Board of Directors of the Company may at any time, prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, or materially change the standards of eligibility under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

    (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

    The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.


12.  Not a Contract of Employment.

    Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

    The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

                                   FIBERCHEM, INC.
                              1181 Grier Drive, Suite B
                               Las Vegas, Nevada  89119


PROXY

  The undersigned, a holder of Common Stock of FiberChem, Inc. a Delaware corporation (the "Company"), hereby appoints SCOTT J. LOOMIS and MELVIN W. PELLEY, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on May 30, 1997 and any adjournments thereof, as follows:

1. The election of three Class A members to the Board of Directors to hold office for a three year term and until their successors are duly elected and qualified, as provided in the Company's Proxy Statement:

[  ]   FOR all nominees listed below
[  ]   WITHHOLD AUTHORITY to vote for all nominees listed below.  (Instructions:
       TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Geoffrey F. Hewitt, Irwin J. Gruverman and Dale W. Conrad.


2. The adoption of the proposal to amend the Certificate of Incorporation to authorize, if necessary, reverse stock splits of the Company's Common Stock.

[  ] FOR      [  ] AGAINST        [  ] ABSTAIN

3. The adoption of the proposal to amend the Certificate of Incorporation to increase the authorized shares of the Company's Common Stock.

[  ] FOR      [  ] AGAINST        [  ] ABSTAIN

4. The ratification of the proposal to adopt the FiberChem, Inc. 1997 Employee Stock Option Plan.

[  ] FOR      [  ] AGAINST        [  ] ABSTAIN

5. The ratification of the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors for the fiscal year ending September 30, 1997.

[  ] FOR      [  ] AGAINST        [  ] ABSTAIN

6. Upon such other matters as may properly come before the meeting or any adjournments thereof.

  The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2, 3, 4 AND 5; AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

  The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April ____, 1997 relating to the Annual Meeting, and the 1996 Annual Report to Stockholders.

                                                 ------------------------------

                                                 ------------------------------
                                                 Signature(s) of Stockholder(s)

  The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date: _____________, 1997


                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                   FIBERCHEM, INC.

                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                        PROMPTLY USING THE ENCLOSED ENVELOPE.